UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation or Organization)

117 Calle de Los Molinos, San Clemente, CA	92672
(Address of principal executive offices)	(Zip Code)

(949) 542-6668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2013, Monster Offers, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) whereby the Company sold a Convertible Promissory Note (the “Note”) to Asher Enterprises, Inc., a Delaware corporation (“Lender”), in the original principal amount of $37,500, and accruing interest at eight percent (8%) per annum. The Note is convertible into the Company’s Common Stock at a conversion price equal to fifty-five percent (55%) of the then-prevailing market price, beginning one hundred eighty (180) days from the date of the Note’s issuance.

The Note was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The sale of the Note did not involve a public offering, and there was no general solicitation or general advertising involved in the offer or sale of the Note. The Company provided access to all material information that Consultant requested and all information necessary to verify such information, and Lender was afforded access to the Company’s management in connection with the issuance of the Note. Lender acquired the Note for investment purposes and not with a view toward distribution, acknowledging such intent to the Company. Lender understood the ramifications of its actions.

The descriptions of the SPA and Note, above, are qualified in their entirety by reference to the full text of the SPA and Note, which are filed as Exhibits 10.7 and 10.8, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.7	Securities Purchase Agreement, dated July 10, 2013
Exhibit 10.8	Convertible Promissory Note, dated July 10, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONSTER OFFERS Registrant
Date: July 16, 2013
/s/ Wayne Irving II
Name: Wayne Irving II
Title: CEO and Director

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